exhibit 23

G. BRAD BECKSTEAD
Certified Public Accountant
                                              330 E. Warm Springs
                                              Las Vegas, NV 89119
                                                     702.528.1984
                                               702.362.0540 (fax)





July 11, 2002


To Whom It May Concern:

I have issued my report dated January 17, 2002, accompanying the financial statements of FreePCSQuote.com, Inc. on Form 10-KSB for the period of February 18, 1999 (inception date) through December 31, 2001. I hereby consent to the incorporation by reference of said report in the Annual Report of FreePCSQuote.com, Inc. on Form 10-KSB (File No. 000-26293).

Signed,

/s/ Brad Beckstead

G. Brad Beckstead, CPA